Exhibit 9.1
                                                          -----------

                       TRANSFER AGENT AGREEMENT


   THIS AGREEMENT is made and entered into on this 1st day of December, 1995, by and between O.R.I. Funds, Inc. (the "Company"), on behalf of O.R.I. Growth Fund (hereinafter referred to as the "Fund"), and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").


                          W I T N E S S E T H:

   WHEREAS, the Company is an open-ended management investment company which is registered under the Investment Company Act of 1940; and

   WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

   NOW, THEREFORE, the Company, on behalf of the Fund, and the Agent do mutually promise and agree as follows:

1.    Terms of Appointment; Duties of the Agent

      Subject to the terms and conditions set forth in this Agreement, the Company hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent for the Fund.

      The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

A. Receive orders for the purchase of shares, with prompt delivery, where appropriate, of payment and supporting documentation to the Fund's custodian;

B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

C. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Fund's custodian;

D. Pay monies (upon receipt from the Fund's custodian, where relevant) in accordance with the instructions of redeeming shareholders;

E. Process transfers of shares in accordance with the shareowner's instructions;

F.    Process exchanges between funds within the same family of funds;

G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

H. Prepare and transmit payments for dividends and distributions declared by the Fund;

I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

J. Record the issuance of shares of the Fund and maintain, pursuant to Section Rule 17ad-10(e), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

L. Mail shareholder reports and prospectuses to current shareholders;

M. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Fund; and

O. Provide a Blue Sky System which will enable the Fund to monitor the total number of shares sold in each state. In addition, the Fund or its agent, including the Agent, shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Fund for each state.
The responsibility of the Agent for the Fund's Blue Sky state registration status is solely limited under this Agreement to the initial compliance by the Fund and the reporting of such transactions to the Fund or its agent.

2.    Compensation

      The Company, on behalf of the Fund, agrees to pay the Agent for performance of the duties listed in this Agreement; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by the Fund), mailing, insertion, programming (if requested by the Fund), labels, shareholder lists and proxy expenses.

      These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Company and the Agent.
The Company agrees to pay all fees and reimbursable expenses within ten
(10) business days following the mailing of the billing notice.

3.    Representations of Agent

The Agent represents and warrants to the Company that:

A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

B. It is a registered transfer agent under the Securities Exchange Act of 1934, as amended.

C. It is duly qualified to carry on its business in the state of Wisconsin;

D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

G. It will comply with all applicable requirements of the Securities and Exchange Acts of 1933 and 1934, as amended, the Investment
Company Act of 1940, as amended, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.    Representations of the Company

      The Company represents and warrants to the Agent that:

A. The Company is an open-ended diversified investment company under the Investment Company Act of 1940;

B. The Company is a corporation organized, existing, and in good standing under the laws of Maryland;

C. The Company is empowered under applicable laws and by its Corporate Charter and bylaws to enter into and perform this Agreement on behalf of the Fund;

D. All necessary proceedings required by the Corporate Charter have been taken to authorize it to enter into and perform this Agreement;

E. The Company will comply with all applicable requirements of the Securities and Exchange Acts of 1933 and 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction;
and

F. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Fund being offered for sale.

5.    Covenants of Company and Agent

      The Company shall furnish the Agent a certified copy of the resolution of the Board of Directors of the Company authorizing the appointment of the Agent and the execution of this Agreement. The Company shall provide to the Agent a copy of the Corporate Charter, bylaws of the Corporation, and all amendments.

      The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder. The Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section and rules of the Investment Company Act and will be promptly surrendered to the Fund on and in accordance with its request.

6.    Indemnification; Remedies Upon Breach

      The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties or reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Directors of the Fund.

     Further, the Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of the negligence of the Fund or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Fund and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same.

    In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. the Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provisions for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

     Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

     In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold the Agent harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify the Agent and thereupon the Fund shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Agent except with the Fund's written consent.

      The Agent shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct, its reckless disregard of its obligations and duties under this Agreement, or failure to meet the standard of care as set forth above.

7.    Proprietary and Confidential Information

       The Agent agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

8.    Miscellaneous

      The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held invalid by a court or regulatory agency decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be governed by Wisconsin law, provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act or any rule or regulation promulgated by the SEC thereunder. This Agreement constitutes the entire Agreement of the parties hereto.

9.    Amendment, Assignment, Termination and Notice

A. This Agreement may be amended by the mutual written consent of the parties.

B. This Agreement may be terminated upon ninety (90) day's written notice given by one party to the other.

C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the Agent, such notice should be sent to Michael R. McVoy. If the Company and/or the Fund, such notice shall be sent to O.R.I. Funds, Inc., Suite 1807, 233 North Michigan Avenue, Chicago, Illinois 60601, Attention Samuel Wegbreit.

E. In the event that the Company, on behalf of the Fund, gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

F. Should the Company exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be paid by the Company, on behalf of the Fund.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

         O.R.I. Funds, Inc.                  Firstar Trust Company

        By: /s/ Samuel Wegbreit             By: /s/ James C. Tyler
        ------------------------            -------------------------

        Attest /s/ Mark C. Pappas           Attest: /s/ Gail M. Zen
               ---------------------                ---------------------
                                                    Assistant Secretary

                          FIRSTAR TRUST COMPANY
                           MUTUAL FUND SERVICES

                    SHAREHOLDER ACCOUNTING SERVICES
                               NO-LOAD FUNDS
                                 EXHIBIT A
                   OAK RIDGE INVESTMENTS GROWTH FUND


            Annual Fee Schedule

                  $14.00 per shareholder account
                  $7.50 per Fed wire transfer (billed to investor) $5.00 per telephone exchange (billed to investor) Annual minimum fee first year $18,000
                  Annual minimum fee second year $20,000
                  Annual minimum fee after second year $24,000

                  Plus out-of-pocket expenses, including but not limited to:

                         Telephone - toll-free lines
                         Postage
                         Programming if requested by the Fund
                         Stationary/envelopes
                         Mailing
                         Proxies
                         Retention of records if requested by the Fund Microfilm/fiche of records if requested by the Fund Special reports if requested by the Fund
                         All other out-of-pocket expenses authorized by the Fund

                  Fees are billed monthly

                       FIRSTAR TRUST COMPANY
                        MUTUAL FUND SERVICES

                MUTUAL FUND CUSTODIAL QUALIFIED PLAN
                         ANNUAL FEE SCHEDULE
                        (billed to Investors)

                              EXHIBIT A
                  OAK RIDGE INVESTMENTS GROWTH FUND

                                            Defined
                                         Contribution  403(b)(7)    401(k)
                                 IRA         Plan         Plan       Plan
                               Accounts     Accounts     Accounts   Accounts
                               --------   ------------   --------   --------

Annual maintenance fee
per account                     $12.50       $12.50       $12.50     $12.50

Transfer to successor trustee    15.00        15.00        15.00      15.00

Distribution to a participant
(exclusive of systematic
withdrawal plans)                15.00        15.00        15.00      15.00

Refund of excess
contribution                     15.00        15.00        15.00      15.00

Any outgoing wire                 7.50         7.50         7.50       7.50

Telephone exchange                5.00         5.00         5.00       5.00